Exhibit 99.1

News Release	Airgas, Inc. 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 www.airgas.com

Investor Contact: Joseph Marczely 610-263-8277 joseph.marczely@airgas.com	Media Contact: Sarah Boxler 610-263-8260 sarah.boxler@airgas.com

Airgas Reports Fiscal 2016 Third Quarter Earnings

•	Diluted EPS of $1.01, including $0.18 per diluted share of merger costs

•	Adjusted diluted EPS* of $1.19, compared to prior year diluted EPS of $1.23

•	Year-to-date free cash flow* of $243 million, up 12% over prior year

•
As previously announced, on November 17, 2015, Airgas entered into an agreement and plan of merger under which, subject to the satisfaction of certain conditions, Air Liquide will acquire Airgas, Inc. in an all-cash transaction valued at $143 per share, with a total enterprise value of approximately $13.4 billion including debt assumed. See additional information below.

RADNOR, PA – January 28, 2016 – Airgas, Inc. (NYSE: ARG), one of the nation’s leading suppliers of industrial, medical, and specialty gases, and related products, today reported earnings per diluted share of $1.01, including $0.18 per diluted share of merger costs for its third quarter ended December 31, 2015. Adjusted diluted EPS* of $1.19, is down 3% compared to prior year diluted EPS of $1.23 and is reflective of the challenging economic conditions.
Third quarter sales of $1.3 billion decreased 3% compared to the prior year. Organic sales were down 4% compared to the prior year, with gas and rent down 1% and hardgoods down 10%. In the Distribution segment, organic sales were down 5% compared to the prior year, with gas and rent down 1% and hardgoods down 10%. In the All Other Operations segment, organic sales were down 1%. Acquisitions contributed sales growth of 1% in the quarter on both a consolidated basis and in the Distribution segment and 10% in the All Other Operations segment.

	Third Quarter
	FY2016	FY2015	% Change
Earnings per diluted share (GAAP)	$1.01	$1.23	-18%
Merger costs	0.18	—
Adjusted earnings per diluted share (non-GAAP)	$1.19	$1.23	-3%
“Our results continue to reflect the challenging industrial economy with sales to customers in our energy and chemical, and manufacturing and metal fabrication end markets down year over year in the high single digits. However, our diversified customer base, continued strength in non-residential construction, and tight expense management helped to mitigate the impact of the sales declines in those end markets,” said Airgas President and Chief Executive Officer Michael L. Molinini. “The quarterly results demonstrated the resilience of our gas business during difficult economic times. In addition, cash flow remains strong, with year-to-date free cash flow* up 12% over the prior period.”
Selling, distribution, and administrative expenses increased 2% over the prior year, with operating costs associated with acquired businesses accounting for the majority of the increase.

Operating margin for the quarter was 9.7% including the impact of $21 million in merger costs. Adjusted operating margin*, excluding merger costs, was 11.3%, down 90 basis points compared to the prior year. The decrease primarily reflects challenging economic conditions in the Distribution segment which reported a 4% decline in sales, a 3% decline in gross profits, flat selling, distribution, and administrative expenses, as well as a 5% increase in depreciation and amortization expense.
Year-to-date free cash flow* was $243 million, up 12% over the prior year, and adjusted cash from operations* was $545 million, up 1% over the prior year.
During the six months ended September 30, 2015, the company repurchased 3.8 million shares on the open market for $375 million, reflecting an average price of $99.54 per share.
Return on capital* was 11.2% for the 12 months ended December 31, 2015, down 90 basis points compared to the prior year.
From the beginning of its fiscal year, the Company has acquired 17 businesses with aggregate annual sales of approximately $84 million.
“I am proud of the entire Airgas team and the strong history we have of creating shareholder value," said Airgas Executive Chairman Peter McCausland. “The announced transaction with Air Liquide is very compelling for our shareholders. Air Liquide’s long-term vision and strong heritage in the U.S. make it the right fit for our valued customers, and the combination creates significant opportunities for the talented employees of both companies. Airgas customers and employees will benefit from Air Liquide’s unrivaled global footprint and strength in technology, innovation and operational efficiency, while Airgas is ready to bring the entrepreneurial culture and packaged gas excellence that have driven our success to date. We are excited about the prospects of integrating these two businesses to create the largest industrial gas company in the world. We have been working closely with the Air Liquide team to plan for the successful integration of the two companies and look forward to finalizing the merger when the necessary approvals have been obtained.”
Important Additional Information and Where to Find It
In connection with the proposed acquisition of Airgas, Inc. (“Airgas”) by L’Air Liquide, S.A., Airgas has filed with the U.S. Securities and Exchange Commission (the “SEC”) and mailed or otherwise provided to its stockholders a definitive proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, AIRGAS STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Airgas files with the SEC (when available) from the SEC’s website at www.sec.gov and Airgas’ website at http://investor.shareholder.com/arg/. In addition, the proxy statement and other documents filed by Airgas with the SEC (when available) may be obtained from Airgas free of charge by directing a request to Joseph Marczely, Manager, Investor Relations, Airgas, Inc., 259 N. Radnor-Chester Road, Radnor, PA 19087-5283, Phone: 610-263-8277.

Airgas and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Airgas stockholders with respect to the proposed acquisition of Airgas. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Airgas’ Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and proxy statement for its 2015 annual meeting of stockholders. Additional information regarding the interests of such individuals in the proposed acquisition of Airgas is in the proxy statement relating to such acquisition. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Airgas’ website at http://investor.shareholder.com/arg/.
In anticipation of the merger with Air Liquide, Airgas will not conduct a quarterly earnings conference call, nor issue financial guidance for the upcoming quarter. Airgas has also suspended its share repurchase program.
* See attached reconciliations and computations of non-GAAP adjusted earnings per diluted share, adjusted operating margin, adjusted cash from operations, free cash flow, and return on capital financial measures.

About Airgas, Inc.
Airgas, Inc. (NYSE: ARG), through its subsidiaries, is one of the nation’s leading suppliers of industrial, medical and specialty gases, and hardgoods, such as welding equipment and related products. Airgas is a leading U.S. producer of atmospheric gases with 16 air separation plants, a leading producer of carbon dioxide, dry ice, and nitrous oxide, one of the largest U.S. suppliers of safety products, and a leading U.S. supplier of refrigerants, ammonia products, and process chemicals. Approximately 17,000 associates work in more than 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also markets its products and services through e-Business, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

# # #
This press release contains statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. These statements include, but are not limited to: our expectations regarding the completion of the merger with Air Liquide and statements regarding the future operations of Airgas' business. Forward-looking statements also include any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects,” and similar expressions. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement with Air Liquide, including a termination of the merger agreement under circumstances that could require Airgas to pay a termination fee; the failure to obtain the required vote of the Company’s stockholders to adopt the merger agreement, the failure to obtain required regulatory clearances, or the failure to satisfy any of the other closing conditions to the merger, and any delay in connection with the foregoing; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the pendency of the merger; the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally; the outcome of any legal proceedings that have been or may be instituted against the Company and others relating to the merger agreement; the possible adverse effect on Airgas’ business and the price of Airgas common stock if the merger is not completed in a timely manner or at all; the parties’ ability to complete the transactions contemplated by the merger agreement in a timely manner or at all; limitations placed on Airgas’ ability to operate its business under the merger agreement; the impact from the decline in oil prices on our customers; adverse changes in customer buying patterns or weakening in the operating and financial performance of our customers, any of which could negatively impact our sales and our ability to collect our accounts receivable; postponement of projects due to economic conditions and uncertainty in the energy sector; the impact of the strong dollar on our manufacturer customers that export; customer acceptance of price increases; increases in energy costs and other operating expenses at a faster rate than our ability to increase prices; changes in customer demand resulting in our inability to meet minimum product purchase requirements under long-term supply agreements and the inability to negotiate alternative supply arrangements; supply cost pressures; shortages and/or disruptions in the supply chain of certain gases, including helium; EPA rulings and the impact in the marketplace of U.S. compliance with the Montreal Protocol as related to the production and import of Refrigerant-22 (also known as HCFC-22 or R-22); our ability to successfully build, complete in a timely manner and operate our new facilities; higher than expected expenses associated with the expansion of our telesales business, e-Business platform, the adjustment of our regional management structures, our strategic pricing initiatives and other strategic growth initiatives; increased industry competition; our ability to successfully identify, consummate, and integrate acquisitions; our ability to achieve anticipated acquisition synergies; operating costs associated with acquired businesses; our continued ability to access credit markets on satisfactory terms; significant fluctuations in interest rates; the impact of changes in credit market conditions on our customers; our ability to effectively leverage our new SAP system to improve the operating and financial performance of our business; changes in tax and fiscal policies and laws; increased expenditures relating to compliance with environmental and other regulatory initiatives; the impact of new environmental, healthcare, tax, accounting and other regulations; the overall U.S. industrial economy; catastrophic events and/or severe weather conditions; political and economic uncertainties associated with current world events; and other factors described in the Company’s reports, including its March 31, 2015 Form 10-K, June 30, 2015 and September 30, 2015 Forms 10-Q and other forms filed by the Company with the SEC.

Consolidated statements of earnings, condensed consolidated balance sheets, consolidated statements of cash flows, and reconciliations and computations of non-GAAP financial measures follow below.

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net sales	$1,295,414	$1,331,820	$4,019,693	$4,003,162

Costs and expenses:
Cost of products sold (excluding depreciation)	553,582	588,933	1,751,921	1,772,873
Selling, distribution and administrative expenses	506,143	496,409	1,535,298	1,491,497
Merger costs (a)	21,393	—	21,393	—
Depreciation	79,940	75,556	237,266	221,351
Amortization	8,769	8,036	25,505	23,693
Total costs and expenses	1,169,827	1,168,934	3,571,383	3,509,414

Operating income	125,587	162,886	448,310	493,748

Interest expense, net	(15,142)	(13,673)	(44,440)	(48,374)
Other income, net	4,316	(238)	5,853	1,712
Earnings before income taxes	114,761	148,975	409,723	447,086

Income taxes	(40,897)	(55,776)	(149,590)	(166,723)
Net earnings	$73,864	$93,199	$260,133	$280,363
Net earnings per common share:
Basic earnings per share	$1.02	$1.25	$3.53	$3.76
Diluted earnings per share	$1.01	$1.23	$3.49	$3.70
Weighted average shares outstanding:
Basic	72,127	74,767	73,732	74,534
Diluted	73,112	75,954	74,603	75,721
See accompanying notes.

AIRGAS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	December 31, 2015	March 31, 2015
ASSETS
Cash	$46,877	$50,724
Trade receivables, net	671,507	708,227
Inventories, net	485,230	474,070
Deferred income tax asset, net	65,180	58,072
Prepaid expenses and other current assets	165,653	124,591
TOTAL CURRENT ASSETS	1,434,447	1,415,684

Plant and equipment, net	3,078,892	2,951,766
Goodwill	1,362,610	1,313,644
Other intangible assets, net	256,251	244,519
Other non-current assets	48,674	47,997
TOTAL ASSETS	$6,180,874	$5,973,610

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, trade	$159,887	$206,187
Accrued expenses and other current liabilities	369,787	346,879
Short-term debt	498,551	325,871
Current portion of long-term debt (b)	250,125	250,110
TOTAL CURRENT LIABILITIES	1,278,350	1,129,047

Long-term debt, excluding current portion (b, c)	1,953,450	1,748,662
Deferred income tax liability, net	880,761	854,574
Other non-current liabilities	92,843	89,741
Stockholders’ equity	1,975,470	2,151,586
Total liabilities and stockholders’ equity	$6,180,874	$5,973,610
See accompanying notes.

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended
	December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$260,133	$280,363
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	237,266	221,351
Amortization	25,505	23,693
Deferred income taxes	18,910	14,332
Gain on sales of plant and equipment	(2,965)	(1,654)
Stock-based compensation expense	24,303	25,618

Changes in assets and liabilities, excluding effects of business acquisitions:
Trade receivables, net	42,641	14,337
Inventories, net	(6,832)	(20,974)
Prepaid expenses and other current assets	(40,277)	(58,230)
Accounts payable, trade	(48,701)	5,195
Accrued expenses and other current liabilities	8,628	17,972
Other, net	(6,087)	(7,319)
Net cash provided by operating activities	512,524	514,684

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(366,751)	(338,905)
Proceeds from sales of plant and equipment	19,675	16,992
Business acquisitions and holdback settlements	(100,329)	(45,165)
Other, net	1,780	316
Net cash used in investing activities	(445,625)	(366,762)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in short-term debt	171,637	27,966
Proceeds from borrowings of long-term debt (c)	471,870	312,941
Repayment of long-term debt	(264,138)	(406,345)
Financing costs	(3,311)	(5,236)
Purchase of treasury stock (d)	(374,706)	—
Proceeds from the exercise of stock options	30,593	41,565
Stock issued for the Employee Stock Purchase Plan	14,293	13,304
Excess tax benefit realized from the exercise of stock options	7,085	10,487
Dividends paid to stockholders	(131,841)	(123,080)
Change in cash overdraft and other	7,772	(15,497)
Net cash used in financing activities	(70,746)	(143,895)

Change in cash	$(3,847)	$4,027
Cash – Beginning of period	50,724	69,561
Cash – End of period	$46,877	$73,588
See accompanying notes.

Notes:

a)
On November 17, 2015, Airgas entered into an agreement and plan of merger under which, subject to the satisfaction of certain conditions, Air Liquide will acquire Airgas, Inc. In connection with the agreement and plan of merger, the Company incurred $21.4 million of legal and professional fees and other costs, during the three months ended December 31, 2015.

b)
In June 2015, the Company’s $250 million 2.95% senior notes maturing June 2016 were reclassified to the “Current portion of long-term debt” line item of the Company’s Condensed Consolidated Balance Sheet. In September 2015, the Company redeemed all $250 million of its outstanding 3.25% senior notes maturing October 2015.

c)	On August 11, 2015, the Company issued $400 million of 3.050% senior notes maturing on August 1, 2020.

d)
On May 28, 2015, the Company announced a $500 million share repurchase program. During the six months ended September 30, 2015, the Company repurchased 3.8 million shares on the open market at an average price of $99.54. At December 31, 2015, $125 million was available for additional share repurchases under the program.

e)
Business segment information for the Company’s Distribution and All Other Operations business segments is presented in the following tables. Amounts in the “Eliminations and Other” column reported for net sales and cost of products sold (excluding depreciation) represent the elimination of intercompany sales and associated gross profit on sales from the Company’s All Other Operations business segment to the Distribution business segment. Although corporate operating expenses are generally allocated to each business segment based on sales dollars, the Company reported expenses related to the Air Liquide merger under selling, distribution and administrative expenses in the “Eliminations and Other” column.

	(Unaudited)				(Unaudited)
	Three Months Ended				Three Months Ended
	December 31, 2015				December 31, 2014
(In thousands)	Dist.	All Other Ops.	Elim. & Other	Total	Dist.	All Other Ops.	Elim. & Other	Total
Gas and rent	$707,707	$151,380	$(11,040)	$848,047	$711,030	$139,226	$(7,698)	$842,558
Hardgoods	446,431	937	(1)	447,367	488,315	950	(3)	489,262
Net sales	1,154,138	152,317	(11,041)	1,295,414	1,199,345	140,176	(7,701)	1,331,820
Cost of products sold (excluding depreciation)	495,806	68,817	(11,041)	553,582	521,782	74,852	(7,701)	588,933
Selling, distribution and administrative expenses	449,989	56,154	—	506,143	449,616	46,793	—	496,409
Merger costs	—	—	21,393	21,393	—	—	—	—
Depreciation	72,398	7,542	—	79,940	69,134	6,422	—	75,556
Amortization	7,441	1,328	—	8,769	6,914	1,122	—	8,036
Total costs and expenses	1,025,634	133,841	10,352	1,169,827	1,047,446	129,189	(7,701)	1,168,934
Operating income	$128,504	$18,476	$(21,393)	$125,587	$151,899	$10,987	$—	$162,886

	(Unaudited)				(Unaudited)
	Nine Months Ended				Nine Months Ended
	December 31, 2015				December 31, 2014
(In thousands)	Dist.	All Other Ops.	Elim. & Other	Total	Dist.	All Other Ops.	Elim. & Other	Total
Gas and rent	$2,160,201	$482,494	$(30,425)	$2,612,270	$2,126,338	$423,139	$(22,813)	$2,526,664
Hardgoods	1,404,113	3,320	(10)	1,407,423	1,473,629	2,875	(6)	1,476,498
Net sales	3,564,314	485,814	(30,435)	4,019,693	3,599,967	426,014	(22,819)	4,003,162
Cost of products sold (excluding depreciation)	1,547,624	234,732	(30,435)	1,751,921	1,574,582	221,110	(22,819)	1,772,873
Selling, distribution and administrative expenses	1,373,957	161,341	—	1,535,298	1,351,722	139,775	—	1,491,497
Merger costs	—	—	21,393	21,393	—	—	—	—
Depreciation	215,343	21,923	—	237,266	202,545	18,806	—	221,351
Amortization	22,033	3,472	—	25,505	20,519	3,174	—	23,693
Total costs and expenses	3,158,957	421,468	(9,042)	3,571,383	3,149,368	382,865	(22,819)	3,509,414
Operating income	$405,357	$64,346	$(21,393)	$448,310	$450,599	$43,149	$—	$493,748

Reconciliations of Non-GAAP Financial Measures (Unaudited)

Adjusted Earnings per Diluted Share
Reconciliation of adjusted earnings per diluted share:

	Three Months Ended
	December 31,
	2015	2014
Earnings per diluted share	$1.01	$1.23
Merger costs	0.18	—
Adjusted earnings per diluted share	$1.19	$1.23
The Company believes its adjusted earnings per diluted share financial measure provides investors meaningful insight into its earnings performance without the impact of merger costs. Non-GAAP financial measures should be read in conjunction with GAAP financial measures, as non-GAAP financial measures are merely a supplement to, and not a replacement for, GAAP financial measures. It should also be noted that the Company’s adjusted earnings per diluted share financial measure may be different from the adjusted earnings per diluted share financial measures provided by other companies.
Adjusted Operating Income and Adjusted Operating Margin
Reconciliation of adjusted operating income and adjusted operating margin:

	Three Months Ended
	December 31,
(In thousands)	2015	2014
Net sales	$1,295,414	$1,331,820

Operating income	$125,587	$162,886

Operating margin	9.7%	12.2%

Adjustments to operating income:
Merger costs	21,393	—
Adjusted operating income	$146,980	$162,886

Adjusted operating margin	11.3%	12.2%
The Company believes its adjusted operating income and adjusted operating margin financial measures help investors assess its operating performance without the impact of merger costs. Non-GAAP financial measures should be read in conjunction with GAAP financial measures, as non-GAAP financial measures are merely a supplement to, and not a replacement for, GAAP financial measures. It should also be noted that the Company’s adjusted operating income and adjusted operating margin financial measures may be different from the adjusted operating income and adjusted operating margin financial measures provided by other companies.

Return on Capital
Reconciliation and computation of return on capital:

	December 31,
(In thousands)	2015	2014
Operating income - trailing four quarters	$595,840	$643,980
Adjustments to operating income:
Merger costs	21,393	—
Adjusted operating income - trailing four quarters	$617,233	$643,980

Average of total assets	$6,072,636	$5,863,082
Average of current liabilities (exclusive of debt)	(547,392)	(544,940)
Average capital employed	$5,525,244	$5,318,142

Return on capital	11.2%	12.1%
The Company believes its return on capital financial measure helps investors assess how effectively it uses the capital invested in its operations. Non-GAAP financial measures should be read in conjunction with GAAP financial measures, as non-GAAP financial measures are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that the Company’s return on capital financial measure may be different from the return on capital financial measures provided by other companies.

Adjusted Cash from Operations, Adjusted Capital Expenditures, and Free Cash Flow
Reconciliations and computations of adjusted cash from operations, adjusted capital expenditures, and free cash flow:

	Nine Months Ended
	December 31,
(In thousands)	2015	2014
Net cash provided by operating activities	$512,524	$514,684

Adjustments to net cash provided by operating activities:
Stock issued for the Employee Stock Purchase Plan	14,293	13,304
Excess tax benefit realized from the exercise of stock options	7,085	10,487
Cash expenditures related to merger	11,293	—
Adjusted cash from operations	545,195	538,475

Capital expenditures	(366,751)	(338,905)

Adjustments to capital expenditures:
Proceeds from sales of plant and equipment	19,675	16,992
Operating lease buyouts	44,959	1,349
Adjusted capital expenditures	(302,117)	(320,564)

Free cash flow	$243,078	$217,911

Net cash used in investing activities	$(445,625)	$(366,762)
Net cash used in financing activities	$(70,746)	$(143,895)
The Company believes its adjusted cash from operations, adjusted capital expenditures, and free cash flow financial measures provide investors meaningful insight into its ability to generate cash from operations, excluding the impact of cash expenditures related to the Air Liquide merger, which is available for servicing debt obligations and for the execution of its business strategies, including acquisitions, the prepayment of debt, the payment of dividends, or to support other investing and financing activities. The Company’s free cash flow financial measure has limitations and does not represent the residual cash flow available for discretionary expenditures. Certain non-discretionary expenditures such as payments on maturing debt obligations are excluded from the Company’s computation of its free cash flow financial measure. Non-GAAP financial measures should be read in conjunction with GAAP financial measures, as non-GAAP financial measures are merely a supplement to, and not a replacement for, GAAP financial measures. It should also be noted that the Company’s adjusted cash from operations, adjusted capital expenditures, and free cash flow financial measures may be different from the adjusted cash from operations, adjusted capital expenditures, and free cash flow financial measures provided by other companies.